EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Exar Corporation of our reports dated June 11, 2014 relating to the consolidated financial statements and the effectiveness of Exar Corporation’s internal control over financial reporting, which appear in Exar Corporation’s Annual Report on Form 10-K for the year ended March 30, 2014.

/s/ BDO USA, LLP

San Jose, California

September 19, 2014